Exhibit 99.1

COINSTAR, INC. REAFFIRMS 2010 FULL YEAR GUIDANCE AND PROVIDES FIRST

QUARTER 2010 GUIDANCE

Update Reflects Warner Home Video Agreement Announced Today

BELLEVUE, Wash.—February 16, 2010—Coinstar, Inc. (NASDAQ: CSTR) today is providing guidance for the first quarter of 2010 that includes the impact of the redbox rental revenue sharing agreement with Warner Home Video (Warner), a division of Warner Bros. Home Entertainment Inc. that was announced in a joint press release today. Under the agreement, Warner DVD and Blu-ray titles will be available for rental in redbox kiosks 28 days after “street date.”

With the Warner agreement, redbox now believes it has secured more than 90% of expected purchases for 2010 to stock its national network of redbox owned DVD kiosks.

For the first quarter of 2010, management expects revenue in the range of $315 million to $335 million, EBITDA of $43 million to $48 million and GAAP EPS attributable to Coinstar, Inc. in the range of $0.08 to $0.14 on a fully diluted basis.

Coinstar management also reaffirmed guidance for the full year 2010 that was previously provided on February 11, 2010.

For the full year 2010, management expects revenue in the range of $1.465 billion to $1.565 billion, EBITDA in the range of $250 million to $265 million and GAAP EPS attributable to Coinstar, Inc. in the range of $1.50 to $1.65 on a fully diluted basis.

Guidance for the first quarter of 2010 and the full year 2010 includes the impact on revenue and costs related to the agreement with Warner, challenges in securing DVD content from two remaining workaround studios, and the number and timing of planned kiosk installations, particularly in the first quarter.

Conference Call

Coinstar management will host a conference call today at 2:00 p.m. PST (5:00 p.m. EST) to discuss the agreement with Warner and guidance. The conference call will be webcast live on the Investor Relations section of Coinstar’s website at www.coinstar.com, where it will be archived. The call also will be accessible by telephone at 800-599-9829 (domestic) and 617-847-8703 (international), passcode 72989296. A recording of the call will be available approximately two hours after the call ends through March 2, 2010, at 1-888-286-8010 or 1-617-801-6888, passcode 58956949.

About Coinstar, Inc.

Coinstar, Inc. (NASDAQ: CSTR) is a leading provider of automated retail solutions offering convenient services that make life easier for consumers and drive incremental traffic and revenue for its retailers. The company’s core automated retail businesses are self-service coin counting and self-service DVD rental. Other Coinstar services include e-payment and money transfer services. The company’s services can be found at more than 95,000 points of presence including supermarkets, drug stores, mass merchants, financial institutions, convenience stores, restaurants, and money transfer agents. For more information, visit www.coinstar.com.

Safe Harbor for Forward Looking Statements

Certain statements in this press release are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. The words “believe,” “estimate,” “expect,” “intend,” “anticipate,” “goals,” variations of such words, and similar expressions identify forward-looking statements, but their absence does not mean that the statement is not forward-looking. The forward-looking statements in this release include statements regarding Coinstar, Inc.’s anticipated growth and future operating results. Forward-looking statements are not guarantees of future performance and actual results may vary materially from the results expressed or implied in such statements. Differences may result from actions taken by Coinstar, Inc., as well as from risks and uncertainties beyond Coinstar, Inc.’s control. Such risks and uncertainties include, but are not limited to, the termination, non-renewal or renegotiation on materially adverse terms of our contracts with our significant retailers, payment of increased service fees to retailers, the inability to receive delivery of certain DVDs on the date of their initial release to the general public, or shortly thereafter, for home entertainment viewing, the effect of a 28-day rental window for certain DVDs, the effective management of our DVD inventory, the ability to attract new retailers, penetrate new markets and distribution channels and react to changing consumer demands, the ability to achieve the strategic and financial objectives for our entry into or expansion of new businesses, the ability to adequately protect our intellectual property, and the application of substantial federal, state, local and foreign laws and regulations specific to our business. The foregoing list of risks and uncertainties is illustrative, but by no means exhaustive. For more information on factors that may affect future performance, please review “Risk Factors” described in our most recent Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission. These forward-looking statements reflect Coinstar, Inc.’s expectations as of the date of this release. Coinstar, Inc. undertakes no obligation to update the information provided herein.

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Contacts:

Media:

Marci Maule

Director of Public Relations

425-943-8277

marci.maule@coinstar.com

Investors:

Rosemary Moothart

Director of Investor Relations

425-943-8140

rosemary.moothart@coinstar.com